Exhibit 23.1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

Consent of DeGolyer and MacNaughton

We consent to the reference to the name of our firm in the Registration Statement on Form S-3 of Devon Energy Corporation and the reference to our report prepared for Devon Energy Corporation for the year ended December 31, 2022, which report is included and incorporated herein by reference.

DeGolyer and MacNaughton Texas Registered Engineering Firm F-716

By:	/s/ Dilhan Ilk
Dilhan Ilk, P.E.
Executive Vice President

March 3, 2023